Exhibit 99.1

Aridis Pharmaceuticals Executes License Agreement with The Serum
Institute of India, Ltd for Exclusive Rights to Products and Utilization of
MabIgX® Platform Technology

SAN JOSE, Calif., September 30, 2019 /PRNewswire/ — Aridis Pharmaceuticals, Inc. (Nasdaq: ARDS), a biopharmaceutical company focused on the discovery and development of novel anti-infective therapies to treat life-threatening bacterial infections, announced today that it has consummated a licensing agreement with the Serum AMR, an affiliate of Serum International BV (SIBV) and the Serum Institute of India, Ltd.. The agreement grants Serum AMR a license to multiple programs from Aridis for certain limited territories and access the Company’s MabIgX® platform technology for asset identification and selection.

As part of the agreement, Aridis will receive the remaining upfront cash payment of $10 million, which is in addition to the $5 million that was initially received when the companies signed an option agreement on July 30, 2019.  Moving forward, Aridis is eligible for future milestone payments for achieving product development and commercial objectives, along with royalties on net sales.

“Establishing this licensing relationship with a leading monoclonal antibody developer with specific commercial expertise in emerging markets is an important milestone for the company as we continue to advance our pipeline of assets and identify new opportunities from the MabIgX® platform,” commented Vu Truong, Ph.D., Chief Executive Officer of Aridis Pharmaceuticals.

Under the terms of the agreement, Serum AMR is granted a license to Aridis’ clinical stage programs AR-301(ventilator associated pneumonia), AR-105 (ventilator associated pneumonia), and AR-101 (hospital acquired pneumonia): these license rights will be exclusive and to a limited territory, which includes territories outside of the U.S., Europe, Canada, UK, China, Australia, New Zealand and Japan. The option includes the right to acquire an exclusive, worldwide license (excluding China) to AR-201, a preclinical fully human mAb for the prevention of respiratory syncytial virus (RSV). In addition, under the agreement Serum AMR may elect to collaborate with Aridis to utilize MabIgX® to identify and advance up to 5 wholly-owned programs for the treatment of infectious diseases of import to the developing world. MabIgX® is Aridis’ proprietary technology platform to rapidly identify rare, potent antibody-producing B-cells from patients who have successfully overcome an infection to produce mAbs.

“As with our prior out-licensing transaction involving several of the company’s mAb programs to Shenzhen Hepalink Pharmaceuticals for the China territory, this transaction allows for the introduction of innovative anti-infective therapies that are effective against antibiotic resistant infections to a broader area of the world where antimicrobial resistance is particularly high,” concluded Dr. Truong.

About Serum Institute of India, Ltd.

Serum Institute of India Pvt. Ltd. (SIIL) is the world’s largest vaccine manufacturer by number of doses produced and sold globally (more than 1.3 billion doses) which includes Polio vaccine as well as Diphtheria, Tetanus, Pertussis, Hib, BCG, r-Hepatitis B, Measles, Mumps and Rubella vaccines. It is estimated that about 65% of the children in the world receive at least one vaccine manufactured by Serum Institute. Vaccines manufactured by the Serum Institute are accredited by the World Health Organization, Geneva and are being used in around 170 countries across the globe in their national immunization programs, saving millions of lives throughout the world. The Serum Institute also manufactures and commercializes recombinant protein products such as anti-sera, monoclonal antibodies, human erythropoietin.

Serum Institute of India is ranked as India’s No. 1 biotechnology company, manufacturing highly specialized life-saving biologicals using cutting edge genetic and cell-based technologies, antisera and other medical specialties.

Serum Institute of India was founded in 1966 by Dr. Cyrus Poonawalla with the aim of manufacturing life-saving immuno-biologicals, which were in shortage in the country and imported at high prices. Thereafter, several life-saving biologicals were manufactured at prices affordable to the common man and in abundance, with the result that the country was made self-sufficient for Tetanus Anti-toxin and Anti-snake Venom serum, followed by DTP (Diphtheria, Tetanus and Pertussis) group of Vaccines and then later on MMR (Measles, Mumps and Rubella) group of vaccines. SIBV and Serum AMR are wholly-own European subsidiary entities of SIIL. Additional information is available at the Company’s website at www.seruminstitute.com.

About Aridis Pharmaceuticals, Inc.

Aridis Pharmaceuticals, Inc. discovers and develops anti-infectives to be used as add-on treatments to standard-of-care antibiotics. The Company is utilizing its proprietary MabIgX® technology platform to rapidly identify rare, potent antibody-producing B-cells from patients who have successfully overcome an infection to produce mAbs. These mAbs are already of human origin and functionally optimized for high potency by the donor’s immune system; hence, they do not require genetic engineering or further optimization to achieve full functionality. MabIgX® also allows for the selection of any antibody isotype depending on the optimal effector function required for treating the target infection. By bypassing the humanization and binding sequence optimization steps, and the entire process of generation of genetically engineered antibody producing cell lines, MabIgX® enables high gross-margins and expedited progression to clinical development.

The Company has generated multiple clinical stage mAbs targeting bacteria that cause life-threatening infections such as VAP and HAP. The use of mAbs as anti-infective treatments represents an innovative therapeutic approach that harnesses the human immune system to fight infections and is designed to overcome the deficiencies associated with the current standard of care which is broad spectrum antibiotics. Such deficiencies include, but are not limited to, increasing drug resistance, short duration of efficacy, disruption of the normal flora of the human microbiome and lack of differentiation among current treatments. The mAb portfolio is complemented by a non-antibiotic novel mechanism small molecule anti-infective candidate being developed to treat lung infections in cystic fibrosis patients. The company’s pipeline is highlighted below:

Aridis’ Pipeline

AR-301 (VAP). AR-301 is a fully human immunoglobulin 1, or IgG1, mAb currently in Phase 3 clinical development targeting gram-positive S. aureus alpha-toxin in VAP patients.

AR-101 (HAP). AR-101 is a fully human immunoglobulin M, or IgM, mAb targeting P. aeruginosa liposaccharides serotype O11, which accounts for approximately 22% of all P. aeruginosa hospital acquired pneumonia cases worldwide.

AR-501 (cystic fibrosis). AR-501 is an inhaled formulation of gallium citrate with broad-spectrum anti-infective activity being developed to treat chronic lung infections in cystic fibrosis patients.  This program is currently in a Phase 1/2a clinical study in healthy volunteers and CF patients.

AR-401 (blood stream infections). AR-401 is a fully human mAb preclinical program aimed at treating infections caused by gram-negative Acinetobacter baumannii.

AR-201 (RSV infection). AR-201 is a fully human IgG1 mAb preclinical program aimed at neutralizing diverse clinical isolates of respiratory syncytial virus (RSV).

For additional information on Aridis Pharmaceuticals, please visit https://aridispharma.com/.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties.  These statements may be identified by the use of words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend” or other similar terms or expressions that concern Aridis’ expectations, strategy, plans or intentions. These forward-looking statements are based on Aridis’ current expectations and actual results could differ materially.  There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements.  These factors include, but are not limited to, the timing of regulatory submissions, Aridis’ ability to obtain and maintain regulatory approval of its existing product candidates and any other product candidates it may develop, approvals for clinical trials may be delayed or withheld by regulatory agencies, risks relating to the timing and costs of clinical trials, risks associated with obtaining funding from third parties, management and employee operations and execution risks, loss of key personnel, competition, risks related to market acceptance of products, intellectual property risks, risks associated with the uncertainty of future financial results, Aridis’ ability to attract collaborators and partners and risks associated with Aridis’ reliance on third party organizations.  While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described under the caption “Risk Factors” in Aridis’ 10-K for the year ended December 31, 2018 and Aridis’ other filings made with the Securities and Exchange Commission. Forward-looking statements included herein are made as of the date hereof, and Aridis does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Contact:

Investor Relations

Jason Wong

Blueprint Life Science Group

jwong@bplifescience.com

(415) 375-3340 Ext. 4

SOURCE Aridis Pharmaceuticals